UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 28, 2006

Red Lake Exploration, Inc.

(Exact name of registrant as specified in its charter)

NEVADA (State of incorporation or organization)	000-52055 (Commission File Number)	00-0000000 (IRS Identification No.)

10168 Lawson Drive,Richmond, British Columbia, Canada (Address of principal executive offices)	V7E 5M3 (Zip Code)

Registrant's Telephone Number, including area code: (604) 961-0301

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the From 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The mining claims KRL3016881, KRL3016882, and KRL3016883 (the “Claims”) in the Red Lake mining division, in Ontario, Canada are being held in trust via its trustee John Di Cicco (the “Trustee”). On August 28, 2006, the Trustee was granted a time extension for exploration on the Claims. The Ministry of Northern Development and Mines (the “Ministry”) has granted the Trustee an extension to November 27, 2006, for work and filing of assessment work on the Claims.

Additionally, on August 29, 2006, Red Lake Exploration, Inc. (the “Company”) engaged Coast Mountain Geological, Ltd. (“Coast Mountain”) to assist with exploration on the Claims. The engagement was undertaken via a verbal agreement between the Company and Coast Mountain. Coast Mountain will coordinate a work program consisting of a 15 to 20 line km of magnetometer survey, with readings every 12.5 meters on the Claims. Coast Mountain will also prepare a report and assist to file the assessment work with the Ministry. The anticipated cost of the work program, report and filing is $13,700.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 30, 2006

By: /s/ John Di Cicco

John Di Cicco
Principal Executive Officer